EXHIBIT 99.1

Predictive Oncology Sends Letter to Shareholders Regarding Special Meeting to be Reconvened on December 30, 2020

NEW YORK, Dec. 09, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today sent a letter to shareholders regarding its virtual Special Meeting of Stockholders, original scheduled for December 1, 2020, which will be reconvened December 30, 2020 at 3 p.m. CST.

The Board of Directors and management of Predictive Oncology urge all shareholders to vote “FOR” the proposals being considered at the Special Meeting, primarily because the reincorporation in Nevada will eliminate our obligation to pay the injurious annual Delaware franchise tax, which is currently equal to approximately $170,000 per year. The company can save approximately $158,000 annually in state taxes by reincorporating in Nevada.

The full text of the letter follows:

December 9, 2020

Dear Shareholder,

Our Special Meeting of the Shareholders on December 1, 2020 was adjourned to December 30, 2020. We need your vote!

We previously sent you proxy materials in connection with our Special Meeting of Shareholders, and according to our records, we have not yet received your vote.

We are asking you to vote for allowing the Company to reincorporate in the state of Nevada, moving away from Delaware. Our Board believes that there are several reasons why a reincorporation in Nevada is in the best interests of the Company and our stockholders. First and foremost, the reincorporation in Nevada will eliminate our obligation to pay the injurious annual Delaware franchise tax, which is currently equal to approximately $170,000 per year. We can save approximately $158,000 annually in state taxes by reincorporating in Nevada. Also, we believe that for the reasons described in the proxy materials, in general, Nevada law provides greater protection to our directors, officers and the Company than Delaware law.

Your vote is very important, regardless of the number of shares you own.

The reincorporation, to be approved at the Special Meeting, must receive a “For” vote from a majority of the outstanding shares of common stock of the Company. At our recent Annual Meeting, the Reincorporation vote received far more “For” votes than “Against” votes, however, we did not reach the required number of total votes for a majority of the outstanding shares.

Please take a moment to vote your shares by following the instructions in your proxy materials. You may vote online or by telephone.

Please disregard this letter if you have already voted your shares for the reincorporation.
If you have any concerns please contact either Bob Myers or me.

Carl Schwartz – cisdds13@gmail.com
Bob Myers – bmyers@skylinemedical.com

Thank you for your cooperation and support.

Sincerely,

Carl Schwartz
Chief Executive Officer

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins and protein complexes.

Forward-Looking Statements

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Hayden IR
James Carbonara
(646)-755-7412